AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 19, 1996
                                                   REGISTRATION NO. 333-
===============================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                         ---------------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                         ----------------------------

                                THERMATRIX INC.
              (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

                         ---------------------------

       DELAWARE                                         94-2958515
  ------------------                                    ----------
(STATE OF INCORPORATION)                   (I.R.S. EMPLOYER IDENTIFICATION NO.)

                          101 METRO DRIVE, SUITE 248
                          SAN JOSE, CALIFORNIA 95110
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                   ----------------------------------------

                           1987 INCENTIVE STOCK PLAN
                                1996 STOCK PLAN
                         EMPLOYEE STOCK PURCHASE PLAN
                           1996 DIRECTOR OPTION PLAN
                           (FULL TITLE OF THE PLAN)

                   ----------------------------------------

                               JOHN T. SCHOFIELD
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                THERMATRIX INC.
                          101 METRO DRIVE, SUITE 248
                          SAN JOSE, CALIFORNIA 95110
                                (408) 453-0490
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                   -----------------------------------------

                                   Copy to:
                           ALISANDE M. ROZYNKO, ESQ.
                       WILSON SONSINI GOODRICH & ROSATI
                           PROFESSIONAL CORPORATION
                              650 PAGE MILL ROAD
                           PALO ALTO, CA 94304-1050
                                (415) 493-9300


================================================================================

                             CALCULATION OF REGISTRATION FEE
=========================================================================================

      Title of             Maximum            Proposed       Proposed       Amount of
     Securities             Amount            Maximum         Maximum      Registration
       to be                to be             Offering       Aggregate         Fee
     Registered            Registered         Price Per       Offering
                                                Share           Price
- ----------------------------------------------------------------------------------------
Common Stock,
  $.001 par value...   746,997  shares(1)     $1.61 (2)     $1,202,665.17(2)    $  414.71
Common Stock,
  $.001 par value...   333,334  shares(3)     $8.25 (4)     $2,750,005.50       $  948.28
Common Stock,
  $.001 par value...   116,667  shares(5)     $8.25 (6)     $  818,127.34       $  282.11
Common Stock,
  $.001 par value...    83,334  shares(7)     $8.25 (8)     $  857,514.00       $  295.69
          TOTAL        1,280,332  SHARES         --         $5,628,312.01       $1,940.80
=========================================================================================

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into four subtotals. This subtotal represents the sum of shares issuable upon exercise of presently outstanding options (options that have been granted as of the date of this Registration Statement) issued under the 1987 Stock Plan.

(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the total registration fee. This computation is based on the weighted average exercise price (rounded to nearest cent) at which the options outstanding whose exercise will result in the issuance of the shares being registered may be exercised.

(3) This sub-total represents the sum of shares authorized to be issued under the 1996 Stock Plan.

(4) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the total registration fee. This computation is based upon the average of the high and low prices of the Common Stock as reported in The Nasdaq National Market on September 18, 1996.

(5) This sub-total represents the number of shares authorized to be issued under the Employee Stock Purchase Plan.

(6) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the total registration fee. Computation based upon 85% (see explanation in following sentence) of the average of the high and low prices of the Common Stock as reported in The Nasdaq National Market on September 18, 1996. Pursuant to the Employee Stock Purchase Plan, which plan is incorporated by reference herein, the purchase price of a share of Common Stock shall be an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date (as defined in such Plan), whichever is lower.

(7) This sub-total represents the number of shares authorized to be issued under the 1996 Director Option Plan This sub-total includes 40,002 shares that were granted to the Directors on June 19, 1996 with a exercise price of $12.50. 43,332 shares are available for issuance under the Director Option Plan.

(8) Options were granted on June 19, 1996 to the Directors with a exercise price of $12.50. Future Director option grants computation is based upon the average of the high and low prices of the Common Stock as reported in the Nasdaq National Market on September 18, 1996 because the price at which the options to be granted in the future may be exercised is not currently determinable.

                                THERMATRIX INC.
                      REGISTRATION STATEMENT ON FORM S-8

                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE
         ---------------------------------------

         There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed by Thermatrix Inc. (the "Company") with the Securities and Exchange Commission:

         (1)  The Company's Registration Statement on Form S-1 (file no. 333-
4370) filed under the Securities Act of 1933, as amended (the "Securities Act"), in the form declared effective on June 19, 1996.

         (2) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed May 1, 1996 pursuant to
Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and declared effective on June 19, 1996.

         (3) The Form 10-Q of the Registrant filed pursuant to Section 31(a) of the Securities Exchange Act of 1934 (the "Exchange Act") on August 14, 1996.

         (4) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.
         -------------------------

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         --------------------------------------

         As of the date hereof, certain members of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation beneficially owned a total of 8,940 shares of the registrants Common Stock. Mario M. Rosati, the Assistant Secretary of the Company, is a member of Wilson Sonsini Goodrich & Rosati.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

         Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides in relevant part that "a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful." With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that "[a] corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor . . . [by reason of his service in one of the capacities specified in the preceding sentence] against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper."

         The Company's Restated Certificate of Incorporation provides that to the fullest extent permitted by the DGCL, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. The Certificate of Incorporation also provides that no amendment or repeal of such provision shall apply to or have any effect on the right to indemnification permitted thereunder with respect to claims arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal whether asserted before or after such amendment or repeal.

         The Company's Bylaws provide that the Company shall indemnify to the full extent authorized by law each of its directors, officers, employees and other agents against expenses actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

         The Company has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the Company's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         -----------------------------------

         Not applicable

ITEM 8.  EXHIBITS.
         --------

    Exhibit                             Description
    Number
    -------     ----------------------------------------------------------------
      4.1*      Specimen Stock Certificate

      4.2*      Amended and Restated Investor Rights Agreement

      5.1       Opinion of counsel as to legality of securities being registered.

     10.2A* 1987 Incentive Stock Plan and form of Stock Option Agreement thereunder.

     10.3A*     1996 Stock Plan and form of Stock Option Agreement thereunder.

     10.4A*     Employee Stock Purchase Plan and forms of agreements thereunder.

     10.5*      1996 Director Option Plan and form of Director Stock Option
                Agreement thereunder.

     23.1       Consent of counsel (contained in Exhibit 5.1).



    Exhibit                             Description
    Number
    -------     ----------------------------------------------------------------
     23.2       Consent of Arthur Andersen LLP
     24.1       Power of Attorney (see page II-4).

- ---------------
* Incorporated by reference to exhibits filed with the Company's Registration Statement on Form S-1 (file no. 333-4370), in the form declared effective on June 19, 1996.

ITEM 9.  UNDERTAKINGS.
         ------------

    A.   The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    B. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Corporation Law, the Company's Certificate of Incorporation, the Company's Bylaws or the Company's indemnification agreements, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant, Thermatrix Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 19th day of September, 1996.

                                    THERMATRIX INC.

                                    By:  /s/ John T. Schofield
                                         ---------------------------------------
                                         John T. Schofield, President and
                                         Chief Executive Officer (Principal
                                         Executive Officer)


                               POWER OF ATTORNEY

       KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John T. Schofield and Steven J. Guerrettaz, jointly and severally, as his attorneys-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                             Title                            Date
- --------------------------    --------------------------------------  ------------------------
/s/ John T. Schofield         President, Chief Executive Officer and    September 19, 1996
- ---------------------------   Director (Principal Executive Officer)
(John T. Schofield)


/s/ Steven J. Guerrettaz      Vice President Finance and Accounting     September 19, 1996
- ---------------------------   and Chief Financial Officer (Principal
(Steven J. Guerrettaz)        Financial and Accounting Officer)


/s/ Robi Blumenstein          Director                                  September 19, 1996
- ---------------------------
(Robi Blumenstein)


/s/ Harry J. Healer, Jr.      Director                                  September 19, 1996
- ---------------------------
(Harry J. Healer, Jr.)


/s/ Rebecca Mark              Director                                  September 19, 1996
- ---------------------------
(Rebecca Mark)



- ---------------------------   Director                                  September 19, 1996
(Robert W. Page)


- ---------------------------   Director                                  September 19, 1996
(Frank R. Pope)


/s/ John M. Toups             Director                                  September 19, 1996
- ---------------------------
(John M. Toups)

                               INDEX TO EXHIBITS


 Exhibit Number                                        Description
 --------------     -------------------------------------------------------
      4.1*          Specimen Stock Certificate

      4.2*          Amended and Restated Investor Rights Agreement

      5.1           Opinion of counsel as to legality of securities being registered.

     10.2A*         1987 Incentive Stock Plan and form of Stock Option Agreement thereunder.

     10.3A*         1996 Stock Plan and form of Stock Option Agreement thereunder.

     10.4A*         Employee Stock Purchase Plan and forms of agreements thereunder.

     10.5*          1996 Director Option Plan and form of Director Stock Option Agreement thereunder.

     23.1           Consent of counsel (contained in Exhibit 5.1)

     23.2           Consent of Arthur Andersen LLP

     24.1           Power of Attorney (see page II-4)

- ------------------------
* Incorporated by reference to exhibits filed with the Company's Registration Statement on Form S-1 (file no. 333-4370), in the form declared effective on June 19, 1996.